                                                                     EXHIBIT 5.1

                [KANTROW, SPAHT, WEAVER & BLITZER LETTERHEAD]


                                 August 11, 1997



United Companies Financial Corporation
4041 Essen Lane
Post Office Box 1591
Baton Rouge, Louisiana 70821-1591

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to United Companies Financial Corporation, a Louisiana corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering (i) 1,500,000 shares of the Company's $2.00 par value common stock (the "Common Stock") initially reserved for issuance under the Company's 1996 Long-Term Incentive Compensation Plan (the "Employee Plan") and (ii) the 400,000 shares of Common Stock reserved for issuance under the Company's 1996 Non-Employee Director Stock Plan (the "Director Plan," and together with the Employee Plan, the "1996 Plans").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the 1996 Plans, the Company's Restatement of the Articles of Incorporation, its By-Laws, as amended, resolutions of its Board of Directors, or Committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and

United Companies Financial Corporation
August, 11, 1997
Page 2


2. The 1,900,000 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the 1996 Plans, as applicable, and delivered as provided therein, will be legally issued, fully paid, and non-assessable.

With respect to the opinion in Paragraph 1 that the Company is validly existing and in good standing under the laws of the State of Louisiana, we have relied solely upon a Certificate of Good Standing issued by the Louisiana Secretary of State dated August 7, 1997.

         We hereby expressly consent to the reference to our firm in the Registration Statement under the caption "Interests of Named Experts and Counsel", to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                          Very truly yours,

                                          KANTROW, SPAHT, WEAVER & BLITZER
                                          (A PROFESSIONAL LAW CORPORATION)

                                          /s/ Kantrow, Spaht, Weaver & Blitzer
                                              (A Professional Law Corporation)